UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2010, The Corporate Executive Board Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were presented to the Company’s stockholders for consideration. The two matters presented for consideration were: (1) the election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are named and qualified, and (2) a proposal to ratify the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities Exchange Commission on April 30, 2010. At the Annual Meeting, a total of 32,456,189 shares, or 95%, of our common stock issued and outstanding as of the record date of April 16, 2010, was represented by proxy or in person.

Proposal 1

The nominees for election to the Board of Directors were elected by the stockholders by the following vote:

	For	Authority Withheld	Broker Non-Vote
Thomas L. Monahan III	29,878,078	983,137	1,594,974
Gregor S. Bailar	30,653,043	208,172	1,594,974
Stephen M. Carter	29,959,450	901,765	1,594,974
Gordon J. Coburn	29,854,134	1,007,081	1,594,974
Nancy J. Karch	30,648,623	212,592	1,594,974
David W. Kenny	29,649,661	1,211,554	1,594,974
Daniel O. Leemon	30,758,951	102,264	1,594,974

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010 was approved by the stockholders by the following vote:

For	Against	Abstained

31,893,374	558,005	4,810

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company
(Registrant)

Date: June 15, 2010

By: /s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer